UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b), (c) On April 22, 2008, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) approved a succession plan (“Succession Plan”) for its Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Pursuant to the Succession Plan, effective July 1, 2008, Ben Moreland, currently the Company’s Executive Vice President and CFO, will become President and CEO; and Jay Brown, currently the Company’s Vice President and Treasurer, will become Senior Vice President and CFO. Also effective July 1, 2008, John Kelly, currently the Company’s President and CEO, will remain in an executive position as Executive Vice-Chairman of the Board. In addition, J. Landis Martin will remain Chairman of the Board.

Mr. Moreland, 44, has served as the Company’s Executive Vice President and CFO since February 2004. He was appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as the Senior Vice President and Treasurer of the Company and its domestic subsidiaries since October 1999. Mr. Moreland was appointed to the Board as a director in August 2006. He also serves on the board of directors of Calpine Corp., a publicly held independent power producer.

Mr. Brown, 35, was appointed Treasurer of the Company in May 2004 and Vice President of Finance in August 2001. Since joining the Company in August of 1999, Mr. Brown has served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

On April 22, 2008, the Board, in connection with the approval of the Succession Plan and upon recommendation from the Compensation Committee, approved the following base salaries and restricted stock awards (“RSAs”) with respect to Mr. Moreland and Mr. Brown:

Name	2008 Base Salary ($)	Performance RSAs (Shares)
W. Benjamin Moreland	$475,000	45,659
Jay A. Brown	$335,000	38,216

The base salary amounts shown in the table above are effective as of July 1, 2008.

The terms of the RSAs shown in the table above provide that the RSAs vest on February 21, 2011 or thereafter if the Company’s common stock closes at or above $41.50 per share for any 20 consecutive trading days which include any date on or before February 21, 2011. Any RSAs that have not otherwise vested pursuant to the preceding sentence will generally be forfeited.

The RSAs shown in the table above were granted pursuant to the Company’s 2004 Stock Incentive Plan, as amended, and the number of shares shown includes amounts for both promotion RSAs and increased annual performance RSAs. A form of the standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2005.

In addition, in connection with his appointment as CFO, Mr. Brown will be a participant in the Company’s 2008 EMT Annual Incentive Plan (“2008 Incentive Plan”). Additional information regarding the 2008 Incentive Plan is contained in the Company’s Form 8-K filed with the SEC on February 25, 2008 (“February 8-K”) and in the Compensation Discussion and Analysis section of the Company’s Proxy Statement filed with the SEC on April 8, 2008. A copy of the 2008 Incentive Plan is filed as Exhibit 10.3 to the February 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: April 25, 2008

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